T Bancshares, Inc.

FOR IMMEDIATE RELEASE

T Bancshares, Inc. Announces Results of Rights Offering and Limited Public Offering

Dallas, Texas – March 15, 2012–TBancshares, Inc. (OTC.BB: TBNC), is pleased to announce the closing of the Rights Offering and Limited Public Offering offered pursuant to the Registration Statement on Form S-1 (Registration Number 333-177766), which was declared effective by the Securities and Exchange Commission on January 13, 2012. TBNC issued 1.3 million common shares to its current shareholders in the Rights Offering and 750 thousand common shares to investors in the Limited Public Offering, resulting in total gross proceeds of $4.2 million.

Patrick Howard, TBNC’s President & CEO stated, “The other Directors and I are extremely pleased with the results of this offering. Most of the capital raised will be contributed to T Bank and we believe it will help us better serve our customers by stepping up our lending activities and facilitating growth in the bank’s assets. We expect that our shareholders will benefit from the growth this capital infusion will facilitate.”

This release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of the registration statement and the related prospectus supplement, dated January 17, 2012, may be obtained without charge from the SEC’s website at http://www.sec.gov.

About T Bancshares, Inc.

T Bancshares, Inc. is the bank holding company of T Bank, N.A. (“T Bank”). T Bank is a full service commercial bank headquartered in Dallas, Texas that provides highly personalized financial services to business and individual clients. T Bank has locations on the Dallas North Tollway in North Dallas, West Plano and Southlake. Our local market includes North Dallas, Addison, Plano, Frisco, Richardson, Carrollton and northeast Tarrant County. We strive to provide our clients with the latest in banking technology along with traditional personal attention.

This release contains forward-looking statements within the meaning of the private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “continue” are intended to indentify forward-looking statements. A number of factors, many of which are beyond T Bancshares control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by TBancshares, Inc. with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date of this release. We have no intention and do not assume any obligation to update these forward-looking statements.

CONTACT:
TBANCSHARES, Inc.
Patrick Howard 972-720-9000 phoward@tbank.com